Exhibit 99.1

Herbalife Ltd. Announces Record First Quarter 2013 and Raises 2013 Earnings Guidance

  First quarter worldwide volume growth of 13 percent compared to the prior year period.
  First quarter adjusted1 EPS of $1.27 increased 44 percent compared to the prior year.
  Raising FY’13 adjusted EPS guidance to a range of $4.60 to $4.80.
  Board of directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--April 29, 2013--Herbalife Ltd. (NYSE: HLF) today reported first quarter net sales of $1.1 billion, reflecting an increase of 17 percent compared to the same time period in 2012 on volume point growth of 13 percent. Adjusted1 net income for the quarter of $137.4 million, or $1.27 per diluted share, compares to 2012 first quarter net income of $108.2 million and EPS of $0.88, respectively. On a reported basis, first quarter 2013 EPS of $1.10 increased 25 percent compared to the $0.88 reported in the comparable quarter last year.

“We continue to deliver record results in sales and profitability as our independent distributors successfully execute numerous growth strategies that enable deeper market penetration, developing customers using our weight management and targeted nutrition products every day,” said Michael O. Johnson, Herbalife’s chairman and CEO. “Obesity and poor nutrition are global public health problems. Our distributors are proud to be part of the solution.”

For the quarter ended March 31, 2013 the company generated cash flow from operations of $137.6 million, an increase of 14 percent compared to 2012; paid dividends of $30.9 million; invested $24.9 million in capital expenditures; and repurchased $162.4 million in common shares outstanding under our share repurchase program.

[1]	See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

First Quarter 2013 Key Metrics2,3

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	1Q'13	Yr/Yr % Chg	1Q'13	Yr/Yr % Chg
North America	309.0	4%	68,352	9%
Asia Pacific	320.0	17%	68,690	23%
EMEA	161.3	11%	46,094	12%
Mexico	206.3	8%	60,216	14%
South & Central America	219.8	33%	52,049	28%
China	47.6	16%	11,864	24%
Worldwide Total	1,264.0	13%	296,916	18%

Updated 2013 Guidance

Guidance for fully diluted 2013 EPS is based on the average daily exchange rates of the first two weeks of April 2013. Our 2013 guidance continues to assume a Venezuelan exchange rate of 10 to 1 and excludes any potential impact from a future devaluation of the bolivar or the repatriation of existing cash balances in Venezuela. Guidance for the year also excludes $9.5 million of expenses recognized in the first quarter, mostly legal and advisory services, relating to the Company’s response to information put into the marketplace by a short seller which information the Company believes to be inaccurate and misleading.

Based on current business trends the company’s second quarter fiscal 2013 and full year fiscal 2013 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	June 30, 2013		December 31, 2013
	Low	High	Low	High
Volume Point Growth vs 2012	7.0%	9.0%	9.0%	11.0%
Net Sales Growth vs 2012	11.0%	13.0%	13.0%	15.0%
Diluted EPS as adjusted	$1.14	$1.18	$4.60	$4.80
Cap Ex ($ millions)	$20.0	$30.0	$165.0	$185.0
Effective Tax Rate	26.0%	28.0%	25.5%	27.5%

2 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

3 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record May 14, 2013, payable on May 28, 2013.

Share Repurchase Program Update

During the first quarter, the company repurchased 4.0 million shares at an average cost of $40.61. There is currently $787.6 million remaining on the existing $1 billion share repurchase authorization.

First Quarter 2013 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, April 30, 2013 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 27830198). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 27830198). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in over 80 countries through and to a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  the resignation of our former independent registered public accounting firm, its withdrawal of its audit reports with respect to certain of our historical financial statements, and any difficulties we encounter engaging a successor accounting firm;
  any collateral impact resulting from the ongoing worldwide financial environment including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;
  our relationship with, and our ability to influence the actions of, our distributors;
  improper action by our employees or distributors in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our distributors;
  product liability claims;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited and Unreviewed) (1)

	Three Months Ended
	3/31/2013	3/31/2012

North America	$221,473	$210,710
Mexico	132,889	117,109
South and Central America	219,515	165,470
EMEA	169,585	153,993
Asia Pacific	311,747	259,948
China	68,438	56,945
Worldwide net sales	1,123,647	964,175
Cost of Sales	225,977	196,144
Gross Profit	897,670	768,031
Royalty Overrides	364,029	317,533
SGA	364,720	296,393
Operating Income	168,921	154,105
Interest Expense - net	5,373	1,373
Income before income taxes	163,548	152,732
Income Taxes	44,692	44,570
Net Income	118,856	108,162

Basic Shares	104,121	116,191
Diluted Shares	108,068	122,373

Basic EPS	$1.14	$0.93
Diluted EPS	$1.10	$0.88

Dividends declared per share	$0.30	$0.30

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended March 31, 2013.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited and Unreviewed) (1)

	Mar 31,	Dec 31,
	2013	2012

ASSETS
Current Assets:
Cash & cash equivalents	$722,474	$333,534
Receivables, net	112,041	116,139
Inventories	334,412	339,411
Prepaid expenses and other current assets	126,465	125,425
Deferred income taxes	50,622	49,339
Total Current Assets	1,346,014	963,848

Property, plant and equipment, net	246,682	242,886
Deferred compensation plan assets	25,074	24,267
Other assets	48,141	48,805
Deferred financing cost, net	6,809	7,462
Marketing related intangibles and other intangible assets, net	311,090	311,186
Goodwill	105,490	105,490
Total Assets	$2,089,300	$1,703,944

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$79,109	$75,209
Royalty overrides	221,814	243,351
Accrued compensation	66,719	95,220
Accrued expenses	195,466	181,523
Current portion of long term debt	62,807	56,302
Advance sales deposits	44,684	49,432
Income taxes payable	26,272	15,854
Total Current Liabilities	696,871	716,891

Non-current liabilities
Long-term debt, net of current portion	912,517	431,305
Deferred compensation plan liability	32,529	29,454
Deferred income taxes	59,888	62,982
Other non-current liabilities	44,550	42,557
Total Liabilities	1,746,355	1,283,189

Contingencies

Shareholders' equity:
Common shares	103	107
Paid-in capital in excess of par value	299,391	303,975
Accumulated other comprehensive loss	(41,711)	(31,695)
Retained earnings	85,162	148,368
Total Shareholders' Equity	342,945	420,755

Total Liabilities and Shareholders' Equity	$2,089,300	$1,703,944

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended March 31, 2013.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited and Unreviewed)(1)

	Three Months Ended
	3/31/2013	3/31/2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$118,856	$108,162
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	20,964	18,590
Excess tax benefits from share-based payment arrangements	(447)	(20,675)
Share based compensation expenses	7,866	7,227
Amortization of deferred financing costs	650	286
Deferred income taxes	(3,773)	(597)
Unrealized foreign exchange transaction (gain) loss	(10,971)	(3,868)
Foreign exchange loss from Venezuela currency devaluation	15,116	-
Other	(890)	391
Changes in operating assets and liabilities:
Receivables	3,216	(14,759)
Inventories	5,012	9,742
Prepaid expenses and other current assets	(8,200)	(4,029)
Other assets	(15)	(905)
Accounts payable	4,900	11,496
Royalty overrides	(21,472)	(2,302)
Accrued expenses and accrued compensation	(15,517)	(17,373)
Advance sales deposits	(3,857)	9,062
Income taxes	23,114	16,489
Deferred compensation plan liability	3,075	3,431
NET CASH PROVIDED BY OPERATING ACTIVITIES	137,627	120,368
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(24,856)	(24,691)
Proceeds from sale of property, plant and equipment	24	15
Deferred compensation plan assets	-	(2,552)
NET CASH USED IN INVESTING ACTIVITIES	(24,832)	(27,228)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(30,904)	(35,172)
Borrowings from long-term debt	513,223	114,560
Principal payments on long-term debt	(25,509)	(86,402)
Share repurchases	(164,485)	(72,942)
Excess tax benefits from share-based payment arrangements	447	20,675
Proceeds from exercise of stock options and sale of stock under
employee stock purchase plan	425	7,128
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	293,197	(52,153)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(17,052)	6,099
NET CHANGE IN CASH AND CASH EQUIVALENTS	388,940	47,086
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	333,534	258,775
CASH AND CASH EQUIVALENTS, END OF PERIOD	722,474	305,861
CASH PAID DURING THE YEAR
Interest paid	$5,486	$2,477
Income taxes paid	$31,853	$29,958

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended March 31, 2013.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited and unreviewed), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2013	3/31/2012
	(in thousands)

Net income, as reported	$118,856	$108,162
Venezuela devaluation impact (net of $4,591 tax benefit)(1)	10,524	-
Expenses incurred responding to attacks on the Company's business
model (net of $1,515 tax benefit)(1)	7,979	-
Net income, as adjusted	$137,359	$108,162

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended
	3/31/2013	3/31/2012

Diluted earnings per share, as reported	$1.10	$0.88
Venezuela devaluation impact (1)	0.10	-
Expenses incurred responding to attacks on the Company's business model (1)	0.07	-
Diluted earnings per share, as adjusted	$1.27	$0.88

(1) The income tax impact of the non-GAAP adjustments is based on forecasted items affecting the Company’s 2013 full year GAAP effective tax rate. Adjustments to forecasted items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of the non-GAAP adjustments in subsequent periods.

The following is a reconciliation of total long-term debt to net debt:

	3/31/2013	12/31/2012

Total long-term debt (current and long-term portion)	$975,324	$487,607
Less: Cash and cash equivalents	722,474	333,534
Net debt	$252,850	$154,073

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474